SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   May 5, 2001
                                   -----------
                Date of Report (Date of earliest event reported)

                             ST. JUDE MEDICAL, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


   Minnesota                         0-8672                     41-1276891
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(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

One Lillehei Plaza, St. Paul, MN                                  55117
--------------------------------                                  -----
(Address of principal executive offices)                        (Zip Code)

                                 (651) 483-2000
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                Registrant's telephone number including area code

                                 Not applicable
                                 --------------
           Former name or former address, if changed since last report




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ITEM 5.   OTHER EVENTS

ST. JUDE MEDICAL ADOPT-A TRIAL RESULTS REPORTED AT NASPE
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         On May 5, 2001, Dr. Mark Carlson reported on the results of the ADOPT-A study, which was sponsored by the Company, to an audience of heart specialists in Boston at the annual meeting of the North American Society of Pacing and Electrophysiology (NASPE).
         Mark Carlson, M.D., M.A., Vice chairman, Department of Medicine, University Hospitals of Cleveland and Associate Professor of Medicine, Case Western Reserve University, was one of the investigators in the ADOPT-A trial.
         The Atrial Dynamic Overdrive Pacing Trial (ADOPT-A) was designed to test the efficacy of a new feature in the Company's low voltage, bradycardia pacemakers, Dynamic Atrial Overdrive (DAO), in treating atrial fibrillation
(AF). The trial was conducted under an Investigational Device Exemption (IDE) from the FDA because the FDA has not approved the DAO feature for commercial release.
         ADOPT-A is a randomized, controlled, single-blinded study conducted at over 40 medical centers in the US, Canada, and the European Union. Patients enrolled in the study received the St. Jude Medical Trilogy DR(R) or Integrity(TM) Afx(TM) Autocapture(TM) Pacing System and were randomized into two groups: one with the DAO algorithm ON and DDDR pacing set at 60 ppm; the other with the DAO algorithm OFF and DDDR pacing at 60 ppm. A total of 399 patients with confirmed, symptomatic AF were enrolled in the study with approximately 200 patients in each treatment group. The duration of the trial was approximately two-and-a-half years.
         Significant results of the ADOPT-A study reported by Dr. Carlson include:

         - Over 90% of the atrial arrythmias observed during the 6-month follow-up period were atrial fibrillation (vs. other organized atrial arrythmias).

         - The percentage of beats that were atrial paced was significantly greater (p<0.0001) in the DAO ON group (92.9%) than in the DAO OFF group (67.9%), demonstrating that the algorithm performed as specified in stimulating the patient's atrium in a very high percentage of the time.

         - Overall AF burden was 25.03% less in the DAO ON group than in the DAO OFF group, and there was a consistent and decreasing AF burden observed over time (p<0.05).

         - When patients with no AF episodes >30 days after device implant are excluded from both the treatment and control groups, AF burden was 36.33% less in the DAO ON group than in the DAO OFF group (p<0.02).

         - Patients in the DAO ON group showed a 60% reduction in symptomatic AF episodes from baseline levels, while patients in the DAO OFF group showed a 45% reduction in symptomatic AF episodes from baseline levels (both p<0.001).

         - Quality of Life (QoL) scores for standardized physical (p=0.013) and mental (p<0.001) components significantly improved in the DAO ON group, while only improving to a significant degree for the standardized mental component of the DAO OFF group (p<0.001).


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         -        No DAO-related complications and no unanticipated adverse
                  events were recorded.
         When the study commenced in 1998, the Company set a goal of a 30% reduction in AF burden as it was defined in the protocol. In 2000, an FDA advisory panel considering the general topic of AF suppression algorithms in pacemakers recommended that a 25% reduction in AF burden was an appropriate efficacy goal for clinical studies assessing such suppression algorithms in patients with underlying bradycardia therapy indications. The results of the ADOPT-A trial met this recommended goal.

         Approximately 55 of the 399 patients enrolled in the study have not yet fully completed the 6 month follow-up period required by the study protocol. It is possible that some or all of the reported results of the study could change in a statistically meaningful manner when the final data is collected. The Company intends to submit results of the ADOPT-A study to the FDA as part of a submission for the Integrity Afx Autocapture Pacing System, (Model 5346) which contains the DAO algorithm.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       ST. JUDE MEDICAL, INC.



Date: May 7, 2001                                      By: /s/ Kevin T. O'Malley
                                                           ---------------------
                                                       Kevin T. O'Malley
                                                       Vice President and
                                                       General Counsel










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